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                                                                    EXHIBIT 99.4

                                  SHARES (MINIMUM)
                                  SHARES (MAXIMUM)

                        VENTURA COUNTY NATIONAL BANCORP

                          COMMON STOCK (NO PAR VALUE)

                      INITIALLY OFFERED PURSUANT TO RIGHTS
                          DISTRIBUTED TO SHAREHOLDERS

To Securities Dealers, Commercial Banks,
 Brokers, Trust Companies and Other Nominees:

  Enclosed are a Prospectus, dated May 11, 1995 (the "Prospectus"), and Instructions as to Use of Subscription Right Certificates (the "Instructions"),
relating to the offering of up to               shares of Common Stock, no par
value (the "Common Stock"), of Ventura County National Bancorp (the "Company"),
at a subscription price of $      per share in cash, pursuant to transferable
subscription rights ("Rights") initially distributed to holders of record ("Record Date Holders") of shares of Common Stock as of the close of business on May 10, 1995 (the "Record Date"). The Rights are described in the Prospectus and evidenced by a Subscription Right Certificate (a "Subscription Right Certificate") registered in your name or the name of your nominee.


  Each beneficial owner of Common Stock registered in your name or the name of
your nominee is entitled to one Right for each      shares of Common Stock so
owned by such beneficial owner on the Record Date. In lieu of fractional shares, the aggregate number of Rights issued in respect of each beneficial owner will be rounded up to the next whole number, upon your timely request on the enclosed Certification and Request for Additional Rights.

  We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name, or in the name of your nominee to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of shares of Common Stock to a Rights Holder upon exercise of Rights, subject to certain exceptions described in the Prospectus and the Subscription Right Certificate.

  Enclosed are copies of the following documents:

  1.  The Prospectus;

  2.  The Instructions;

  3. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

  4.  Certification and Request for Additional Rights;

  5.  A Nominee Holder Oversubscription Certification;

  6.  A Notice of Guaranteed Delivery.

  Your prompt action is requested. The Rights will expire at 5:00 p.m., Pacific time, on June 21, 1995, unless extended by the Company to a time not later than 5:00 p.m. Pacific time, on July 21, 1995 (in either case, the "Expiration Time").

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  TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION RIGHT
CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE EXPIRATION TIME. EXERCISE OF OVERSUBSCRIPTION PRIVILEGES (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION.

  Additional copies of the enclosed materials may be obtained from First Interstate Bank of California. Rights holders requesting assistance or information may call the Information Agent, Chemical Bank at800-421-0708.

                                          Very truly yours,

                                          VENTURA COUNTY NATIONAL BANCORP

                                          Richard Cupp
                                          President and Chief Executive
                                          Officer

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.